CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors’ Report, dated August 15, 2023 and consolidated financial statements of Robert Ventures Holdings LLC and Subsidiary as of December 31, 2022 and for the period May 3, 2022 (Inception) through December 31, 2022 in the Company’s Form 1-A.

Elkins Park, Pennsylvania April 12, 2024